Exhibit 21

SUBSIDIARIES OF

THE MANITOWOC COMPANY, INC.

The Manitowoc Company, Inc. (WI)

Manitowoc Marine Group, LLC (NV)

Marinette Marine Corporation (WI)

Manitowoc Foodservice Finance, Inc. (NV)

Manitowoc Foodservice Companies, Inc. (NV)

Diversified Refrigeration, Inc. (TN)

KMT Refrigeration, Inc. (WI)

Harford Duracool, LLC (WI)

KMT Sales Corp. (NV)

Manitowoc Beverage Systems, Inc. (NV)

Manitowoc Equipment Works, Inc. (NV)

Manitowoc FP, Inc. (NV)

Manitowoc Ice, Inc. (WI)

Manitowoc Beverage Equipment, Inc. (MO)

Servend Sales Corp. (NV)

Manitowoc Crane Companies, Inc. (NV)

North Central Crane & Excavator Sales Corp. (NV)

Manitowoc CP, Inc. (NV)

Manitowoc Cranes, Inc. (WI)

Manitowoc Cranes Finance, Inc. (NV)

National Crane Corp. (NV)

Grove Cranes, LLC (WI)

Manitowoc MEC, Inc. (NV)

Manitowoc Potain Korea Co., Ltd. (Korea)

Manitowoc Re-Manufacturing, Inc. (WI)

West-Manitowoc Inc. (WI)

Femo Machine Company, Inc. (NV)

Manitowoc (Bermuda) Ltd. (Bermuda)

Manitowoc (Barbados) S.r.l. (Barbados)

Manitowoc Europe Holdings, Ltd. (UK)

Manitowoc Europe Limited (UK)

Manitowoc France SAS (France)

Manitowoc Foodservice Europe, S.r.l.(Italy)

Manitowoc (Hangzhou) Refrigeration Co., Ltd. (China)

Manitowoc (China) Refrigeration Co. Ltd. (China)

Shanghai Manitowoc International Trading Co., Ltd. (China)

Grove U.S. LLC (DE)

National Crane Corporation (DE)

Grove Worldwide Holdings Germany AG (Germany)

Grove Europe Limited (UK)

Grove Europe Pension Trustess Limited (UK)

Grove Cranes Limited (UK)

Deutsche Grove GmbH (Germany)

Grove Holdings France SAS (France)

Delta Manlift SAS (France)

Grove Australia Pty. Ltd. (Australia)

Grove Cranes S.L. (Spain)

Potain SAS (France)

SCI Les Sthenes du Plateau (France)

SCI les Aulnettes (France)

BPGR Sarl (France)

SAM Sologat Sarl (France)

Potain GmbH (Germany)

Potain Technik GmbH (Germany)

Cadillon GmbH (Germany)

Liftlux Potain GmbH (Germany)

Potain Polsak Sp (Poland)

Potain Hungaria Kft (Hungary)

Potain SRO (Czech Republic)

Potain Srl (Italy)

Potain Sud Europa Srl (Italy)

Potain Industrie Srl (Italy)

Potain Portugal Equipamentos Para a construcao Ltd (Portugal)

Noe Pereira Filhos Ltd. (Portugal)

Potain Iberia Sl (Spain)

Potain Ltda (Brazil)

Manitowoc Potain Ltd (UK)

Potain Ire Ltd (Ireland)

Potain Pty Ltd (Australia)

Potain, Inc. (Philippines)

Potain Ptc Ltd (Singapore)

Potain Zhangjiagang Ltd (China)

Manitowoc Crane Group Asia Pte Ltd (Singapore)

Potain Vostok OOO (Russia)

Sambron SA (France)

Sambron Spa (Italy)

Axiome de Re SA (Luxembourg)

Solum Grundstucks Vermeitungs GmbH (Germany)

Multiplex GmbH (Germany)